Exhibit 32.1

CERTIFICATE PURSUANT TO SECTION 906

OF SARBANES — OXLEY ACT OF 2002

The undersigned, Scott Stofferahn, Executive Vice President, serving as Chief Executive Officer and Chief Financial Officer of Golden Growers Cooperative, (the “Company”), does hereby certify that to his knowledge:

1.                                      The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2015 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                                      Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

The foregoing certification is being furnished solely pursuant to 18 U.S.C. §1350 and is not being filed as part of the Report or as a separate disclosure document.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 16th day of September, 2015.

By:	/s/ Scott Stofferahn
	Name:	Scott Stofferahn
	Title:	Executive Vice President, Chief Executive Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.